    As filed with the Securities and Exchange Commission on November 7, 2002

                                                      REGISTRATION NO. 333-91808

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          INVERESK RESEARCH GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                             43-1955097
    (STATE OF INCORPORATION)                                  (I.R.S. EMPLOYER
                                                             IDENTIFICATION NO.)

                              11000 WESTON PARKWAY
                                    SUITE 100
                           CARY, NORTH CAROLINA 27513
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

              INVERESK RESEARCH GROUP, INC. 2002 STOCK OPTION PLAN
   INVERESK RESEARCH GROUP, INC. 2002 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)

                                 WALTER S. NIMMO
                          INVERESK RESEARCH GROUP, INC.
                              11000 WESTON PARKWAY
                                    SUITE 100
                           CARY, NORTH CAROLINA 27513
                      (NAME, ADDRESS AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                                KARL A. ROESSNER
                             CLIFFORD CHANCE US LLP
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                                 (212) 878-8000

                                EXPLANATORY NOTE

         This Post-Effective Amendment is being filed for the purpose of including a reoffer prospectus in the registration statement. The reoffer prospectus is intended for the use by affiliates of the issuer in making offers and sales of shares that may be acquired in the future, in transactions covered by the registration statement, upon the exercise of stock options granted under the Inveresk Research Group, Inc. 2002 Stock Option Plan or the Inveresk Research Group, Inc. 2002 Non-Employee Directors Stock Option Plan.

                               REOFFER PROSPECTUS

                          INVERESK RESEARCH GROUP, INC.

                      UP TO 967,065 SHARES OF COMMON STOCK


         The stockholders of Inveresk Research Group, Inc. listed in this prospectus may offer and sell up to 967,065 shares of our common stock under this prospectus for their own account. We will not receive any proceeds from the sale of these shares.

         Any shares offered pursuant to this prospectus will have been acquired by the selling stockholders upon the exercise of stock options issued under the Inveresk Research Group, Inc. 2002 Stock Option Plan or the Inveresk Research Group 2002 Non-Employee Directors Stock Option Plan.

         The selling stockholders may offer these shares through public or private transactions, at prevailing market prices or at privately negotiated prices. The prices at which the shares may be offered or sold are not currently known.

         Our common stock is quoted on The Nasdaq Stock Market's National Market under the symbol "IRGI". The last reported sale price of our common stock on The Nasdaq Stock Market's National Market on November 7, 2002 was $21.52.

         Our offices are located at 11000 Weston Parkway, Suite 100, Cary, North Carolina 27513.

         SEE "RISK FACTORS" BEGINNING ON PAGE 2 TO READ ABOUT CERTAIN RISKS YOU SHOULD CONSIDER BEFORE BUYING THESE SHARES.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is November 7, 2002.

FORWARD-LOOKING STATEMENTS........................................................................      i

INVERESK RESEARCH GROUP, INC......................................................................      1

RISK FACTORS......................................................................................      2

USE OF PROCEEDS...................................................................................      8

SELLING STOCKHOLDERS..............................................................................      9

PLAN OF DISTRIBUTION..............................................................................     11

WHERE YOU CAN FIND MORE INFORMATION...............................................................     13

INFORMATION INCORPORATED BY REFERENCE.............................................................     14

         In this prospectus, unless indicated otherwise, "we," "us" or "our" refers to Inveresk Research Group, Inc. and its subsidiaries.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 under the caption "Risk Factors" and elsewhere. When used in this prospectus, the terms "believe," "anticipate," "estimate," "expect," "seek," "intend," "could," "will," "predict," "plan," "potential," "continue," "may" and other similar terms, are generally intended to identify "forward-looking statements." Our forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to be materially different from any future results, performance or achievements express or implied by these forward-looking statements. Factors that might cause such a difference include, but are not limited to, risks associated with:

- a reduction in the level of research and development activities conducted by companies in the pharmaceutical or biotechnology industries, particularly by our clients;

-        changes in government regulations;

-        interest rate fluctuations;

-        our ability to attract and retain employees;

-        the loss or delay of large contracts;

-        our ability to efficiently manage backlog;

-        our ability to expand our business through strategic acquisitions;

-        competition within the industry; and

-        the potential adverse impact of health care reform.

         We discuss these factors in more detail elsewhere in this prospectus, including under the caption "Risk Factors." You should not place undue reliance on our forward-looking statements. We do not intend to update any of these factors or to publicly announce the result of any revisions to any of these forward-looking statements.

                          INVERESK RESEARCH GROUP, INC.

         We are a leading provider of drug development services to companies in the pharmaceutical and biotechnology industries. Through our pre-clinical and clinical business segments, we offer a broad range of drug development services, including pre-clinical safety and pharmacology evaluation services, laboratory sciences services and clinical development services. We are one of a small number of drug development services companies currently providing a comprehensive range of pre-clinical and clinical development services on a worldwide basis. Our client base includes major pharmaceutical companies in North America, Europe and Japan, as well as many biotechnology and specialty pharmaceutical companies.

         Our headquarters are located in Cary, North Carolina. Our address there is 11000 Weston Parkway, Suite 100, Cary, North Carolina 27513. Our telephone number is (919) 460-9005. We maintain sites on the World Wide Web at www.inveresk.com and www.ctbr.com; however, the information found on our websites is not a part of this prospectus.

         PRE-CLINICAL. Our pre-clinical development business was established over 35 years ago, employs approximately 1,600 people and operates from two principal facilities, one located in Tranent, Scotland and the other in Montreal, Canada. This part of our business provides pre-clinical safety and pharmacology evaluation services and laboratory sciences services (including clinical support services).

         CLINICAL. Our clinical development business was established in 1988 and operates from 14 facilities located across the United States and Europe, employing approximately 700 people. This business conducts Phase I clinical trials and provides Phase II-IV clinical trials management services (including medical data sciences services and regulatory support). Our 62-bed clinic in Edinburgh conducts a wide range of Phase I clinical trials and has completed an average of 12 first-in-man studies annually over the past five years. The global infrastructure of our clinical development business permits us to offer our clients multi-country Phase II-IV clinical trials, as well as smaller single-country projects.

                                  RISK FACTORS

An investment in the common stock offered by this prospectus involves a substantial risk of loss. You should carefully consider the risks described below and the other information in this prospectus, including our financial statements and the related notes, before you purchase any of our shares of common stock. Additional risks and uncertainties, including those generally affecting the market in which we operate or that we currently deem immaterial, may also impair our business. If any such risks actually occur, our business, financial condition and operating results could be adversely affected. In such case, the trading price of our common stock could decline and you may lose all or part of your investment.

We could be adversely affected if the companies in the pharmaceutical and biotechnology industries to whom we offer our services reduce their research and development activities or reduce the extent to which they outsource pre-clinical and clinical development.

         We are a global provider of drug development services to pharmaceutical and biotechnology clients. As such, our ability to grow and win new business is dependent upon the ability and willingness of companies in the pharmaceutical and biotechnology industries to continue to spend on research and development at rates close to or at historical levels and to outsource the services we provide. We are therefore subject to risks, uncertainties and trends that affect companies in these industries. For example, we have benefited to date from the increasing tendency of pharmaceutical and biotechnology companies to outsource both small and large pre-clinical and clinical development projects. Any general downturn in the pharmaceutical or biotechnology industries, any reduction in research and development spending by companies in these industries or any expansion of their in-house development capabilities could have a material adverse effect on our business, financial condition and operating results.

We could be adversely affected by changes in government regulations.

         The process for approval of a drug candidate is subject to strict government regulation, especially in North America, Europe and Japan. Any material changes in government regulations, whether involving a relaxation or a strengthening of regulation, could adversely affect us. A relaxation in regulatory requirements or the introduction of simplified drug approval procedures, for instance, could have a material adverse effect on the demand for our services, which could adversely affect our business, financial condition and operating results. At the same time, an increase in regulatory requirements could require us to change the manner in which we conduct our operations and could require us to incur significant capital expenditures in order to effect those changes. For example, in Europe there are currently proposals to revise and augment the regulations governing volunteer clinical trials. This change or other changes in governmental regulations could result in a change in the type and amount of capital expenditures required to conduct our business and as a result could have a material adverse effect on our business, financial condition and operating results.

Our exposure to exchange rate fluctuations could adversely affect our results of operations.

         We derived approximately 85% of our consolidated net service revenue in 2001 from our operations outside of the United States, primarily from our operations in Canada and the United Kingdom, where significant amounts of our revenues and expenses are denominated in local (non-U.S.) currency. Our financial statements are presented in U.S. dollars. Accordingly, changes in foreign currency exchange rates, particularly between the pound sterling, the Canadian dollar and the U.S. dollar, will cause fluctuations in our reported financial results.

         In addition, our contracts with our clients are frequently denominated in currencies other than the currency in which we incur expenses related to those contracts. This is particularly the case with respect to our Canadian operations, where our contracts generally provide for invoicing clients in U.S. dollars but our expenses are generally incurred in Canadian dollars. Where expenses are incurred in currencies other than those in which contracts are priced, fluctuations in the relative value of those currencies could have a material adverse effect on our results of operations.

         To date, we have not attempted to hedge our exposure to currency exchange rate fluctuations.

We could be adversely affected by changes in tax legislation in the United Kingdom or Canada.

         Our operations in the United Kingdom and Canada currently benefit from favorable corporate tax arrangements. We receive substantial tax credits in Canada from both the Canadian federal and Quebec governments and we benefit from accelerated tax depreciation allowances in the United Kingdom. Any reduction in the availability or amount of these tax credits or allowances would be likely to have a material adverse effect on our profits and cash flow from either or both of our Canadian and United Kingdom operations.

Our quarterly operating results may vary, which could negatively affect the market price of our common stock.

         Our results of operations in any quarter can fluctuate depending upon, among other things, the number of weeks in the quarter, the number and scope of ongoing client engagements, the commencement, postponement and termination of engagements in the quarter, the mix of revenue, the extent of cost overruns, employee hiring, holiday patterns, severe weather conditions, exchange rate fluctuations and other factors. Because we generate a large portion of our revenue from services provided on the basis of an hourly recovery charge, our net service revenue in any period is directly related to the number of employees and the number of billable hours worked during that period. We have only limited ability to compensate for periods of underutilization during one part of a fiscal period by augmenting revenues during another part of that period. We may also, in any given quarter, be required to make U.K. National Insurance contributions in connection with the exercise of options by certain of our U.K. resident employees. We believe that operating results for any particular quarter are not necessarily a meaningful indication of the health of our business or of future results. Nonetheless, fluctuations in our quarterly operating results could negatively affect the market price of our common stock.

We depend on our senior management team, and the loss of any member of the team may adversely affect our business.

         We believe our success will depend on the continued employment of our senior management team. If one or more members of our senior management team were unable or unwilling to continue in their present positions, those persons could be difficult to replace and our business could be harmed. If any of our key employees were to join a competitor or to form a competing company, some of our clients might choose to use the services of that competitor or new company instead of our own. Furthermore, clients or other companies seeking to develop in-house capabilities may hire away some of our senior management or key employees.

If we are unable to recruit and retain qualified personnel we may not be able to expand our business and remain competitive.

         Because of the specialized scientific nature of our business, we are highly dependent, in both our pre-clinical and clinical operations, upon qualified scientific, technical and managerial personnel. There is intense competition for qualified personnel in the pharmaceutical and biotechnology fields. Therefore, although traditionally we have experienced a relatively low turnover in our staff, in the future we may not be able to attract and retain the qualified personnel necessary for the conduct and further development of our businesses. The loss of the services of existing personnel, as well as the failure to recruit additional key scientific, technical and managerial personnel in a timely manner, could have a material adverse effect on our ability to expand our businesses and remain competitive in the industries in which we participate.

Our contracts are generally terminable on little or no notice. Termination of a large contract for services or multiple contracts for services could adversely affect our revenue and profitability.

         In general, our agreements with clients provide that the client can terminate the agreements or reduce the scope of services under the agreements upon little or no notice. Clients may elect to terminate their agreements with us for various reasons, including:

         -        unexpected or undesired study results;

         -        inadequate patient enrollment or investigator recruitment;

         - production problems resulting in shortages of the drug being tested;

         -        adverse patient reactions to the drug being tested; or

         - the client's decision to forego or terminate a particular study.

         In most instances, if a client terminates its contract with us we are generally entitled under the terms of the contract to receive revenue earned to date as well as certain other costs. In both our pre-clinical and clinical businesses, cancellations of any large contract or simultaneous cancellation of multiple contracts could materially adversely affect our business, financial condition and operating results.

Because most of our clinical development net service revenue is from long-term fixed-fee contracts, we would lose money in performing these contracts if our costs of performing those contracts were to exceed the fixed fees payable to us.

         Because most of our clinical development net service revenue is from long-term fixed price contracts, we bear the risk of cost overruns under these contracts. If the costs of completing these projects exceed the fixed fees for these projects, for example if we underprice these contracts or if there are significant cost overruns under these contracts, our business, financial condition and operating results could be adversely affected.

         Although the majority of our contracts with our pre-clinical clients are also fixed price contracts, we typically have more flexibility under those contracts to adjust the price to be charged if we are asked to provide additional services. These contracts also tend to have shorter terms than our clinical contracts. Therefore, we have less risk of underpricing or incurring significant cost overruns under our pre-clinical contracts.

         However, if we did have to bear significant costs of underpricing or cost-overruns under our pre-clinical contracts, our business, financial condition and operating results could be adversely affected.

Our future profitability could be reduced if we incur liability for failure to properly perform our obligations under our contracts with our clients.

         We are liable to our clients for any failure to conduct their studies properly according to the agreed upon protocol and contract. If we fail to conduct a study properly in accordance with the agreed upon procedures, we may have to repeat the study at our expense, reimburse the client for the cost of the study and pay additional damages.

         At our Phase I clinic in Edinburgh, we study the effects of drugs on healthy volunteers. In addition, in our clinical business we, on behalf of our clients, contract with physicians who render professional services, including the administration of the substance being tested, to participants in clinical trials, many of whom are seriously ill and are at great risk of further illness or death as a result of factors other than their participation in a trial. As a result, we could be held liable for bodily injury, death, pain and suffering, loss of consortium, or other personal injury claims and medical expenses arising from a clinical trial.

         To reduce our potential liability, informed consent is sought from each volunteer and we obtain indemnity provisions in our contracts with clients. These indemnities generally do not, however, protect us against certain of our own actions such as those involving negligence or misconduct. Our business, financial condition and operating results could be materially and adversely affected if we were required to pay damages or incur defense costs in connection with a claim that is not indemnified, that is outside the scope of an indemnity or where the indemnity, although applicable, is not honored in accordance with its terms.

         We maintain errors and omissions professional liability insurance in amounts we believe to be appropriate. This insurance provides coverage for vicarious liability due to negligence of the investigators who contract with us, as well as claims by our clients that a clinical trial was compromised due to an error or omission by us. If our insurance coverage is not adequate, or if our insurance coverage does not continue to be available on terms acceptable to us, our business, financial condition and operating results could be materially and adversely affected.

Our clients retain us on an engagement-by-engagement basis, which reduces the predictability of our revenues and our profitability.

         Our clients retain us on an engagement-by-engagement basis. Costs of switching drug development services companies are not significant and after we complete a project for a client we do not know whether the same client will retain us in the future for additional projects. A client that accounts for a significant portion of our revenues in a given period may not generate a similar amount of revenues, if any, in subsequent periods. This makes it difficult for us to predict revenues and operating results. Since our operating expenses are relatively fixed and cannot be reduced on short notice to compensate for unanticipated variations in the number or size of engagements in progress, we may continue to incur costs and expenses based on our expectations of future revenues. This could have an adverse effect on our business, financial condition and operating results.

Our backlog is subject to reduction and cancellation and our failure to replace completed or cancelled backlog could reduce our future revenues and profitability.

         For our internal purposes, we periodically calculate backlog. Backlog represents the aggregate price of services that our clients have committed to purchase by signed contract or other written evidence of a firm commitment. Our backlog is subject to fluctuations and is not necessarily indicative of future backlog or sales. Cancelled contracts are removed from backlog. Our failure to replace items of backlog that have been completed, reduced in scope or cancelled could result in lower revenues.

If we are unable to implement our business strategy effectively we may not be able to expand our business and compete effectively.

         A significant aspect of our business strategy for our pre-clinical operations is to increase the capacity of these operations through continued capital investment and, to a lesser extent, through strategic acquisitions. If we fail to implement our expansion strategy for our pre-clinical development operations successfully, we may not be able to grow or remain competitive in this area.

         A significant aspect of our business strategy for our clinical operations is to emphasize our scientific and medical input, to maximize the number of value-added services that we provide and, to a lesser extent, to grow through strategic acquisitions. If we are not successful in implementing this strategy we may not be able to expand our clinical trials operations or remain competitive in this area.

         In addition, any acquisitions we undertake in implementing our business strategy may involve a number of special risks, including:

         -        diversion of management's attention;

         -        potential failure to retain key acquired personnel;

         - assumptions of unanticipated legal liabilities and other problems; and

         - difficulties integrating systems, operations and corporate cultures.


We could be adversely affected if we fail to comply with regulatory standards.

         Many of the regulations that govern the pre-clinical and clinical development services industries empower regulatory authorities to compel an entity conducting pre-clinical or clinical operations to cease all or a portion of its activities if it fails to comply with regulatory standards. If we fail to comply with any existing or future government regulations, our non-complying facilities could be forced to cease operations, which could have a material adverse effect on our business, financial condition and operating results. Our failure to comply with regulatory standards could also result in the termination of ongoing research or the disqualification of data for submission to regulatory authorities, either of which could have a material adverse effect on our business, financial condition and operating results. For example, if we were to fail to verify that informed consent is obtained from patient participants in connection with a particular clinical trial, the data collected from that trial could be disqualified, and we could be required to redo the trial under the terms of our contract at no further cost to our client, but at substantial cost to us.

We compete in a highly competitive market and if we do not compete successfully our business could be seriously harmed.

         The competitive landscape for our two core businesses varies. Nevertheless, both businesses primarily compete with in-house departments of pharmaceutical companies, other drug development services organizations, universities and teaching hospitals.

         We believe we are the second largest provider of pre-clinical safety evaluation services in the world, based on net service revenue. Our primary pre-clinical competitor globally is Covance, although we also face competition from publicly traded companies such as Charles River Laboratories, Life Sciences Research and MDS Pharma, as well as from a number of privately-held companies.

         We believe the clinical development services market is highly fragmented, with participants ranging from hundreds of small, limited-service providers to a few full service drug development services organizations with global operations. Based on this, we believe that we compete with a number of publicly traded companies, primarily Quintiles, PPD, Covance, MDS Pharma, Parexel, ICON and Kendle, as well as with a number of privately-held companies.

         In contrast to the pre-clinical drug development industry, the clinical drug development industry has few barriers to entry. Newer, smaller companies with specialty focuses, such as those aligned to a specific disease or therapeutic area, may compete aggressively against larger companies for clients. Increased competition might lead to price and other forms of competition that may adversely affect our operating results.

         Providers of outsourced drug development services compete on the basis of many factors, including the following:

         -        reputation for on-time quality performance;

         -        expertise, experience and stability;

         -        scope of service offerings;

         -        how well services are integrated;

         -        strength in various geographic markets;

         - technological expertise and efficient drug development processes;

         - ability to acquire, process, analyze and report data in a time-saving, accurate manner; and

         - ability to manage large-scale clinical trials both domestically and internationally.

         We have traditionally competed effectively in the above areas, but we may not be able to continue to do so. If we fail to compete successfully, our business could be seriously harmed.

Health care industry reform could reduce or eliminate our business opportunities.

         The health care industry is subject to changing political, economic and regulatory influences that may affect the pharmaceutical and biotechnology industries. In recent years, several comprehensive health care reform proposals were introduced in the United States Congress. The intent of the proposals was, generally, to expand health care coverage for the uninsured and reduce the growth of total health care expenditures. While none of the proposals were adopted, the United States Congress may again address health care reform. In addition, foreign governments may also undertake health care reforms in their respective countries. Business opportunities available to us could decrease if the implementation of government health care reform adversely affects research and development expenditures by pharmaceutical and biotechnology companies.

Our business may be impaired by negative attention from special interest groups.

         Research activities with animals have been the subject of adverse attention, particularly in the United Kingdom. This has involved on-site protests and other demonstrations at facilities operated by certain of our competitors, clients and suppliers. Any negative attention or threats directed against our animal research activities in the future could impair our ability to operate our business efficiently and effectively. In addition, if regulatory authorities were to mandate a significant reduction in safety testing procedures which utilize laboratory animals (as has been advocated by certain groups), the impact upon our business would be negative. However, we believe that this is unlikely as there are currently no acceptable alternatives to animal testing which would provide the scientific information necessary to obtain regulatory approval for pharmaceuticals.

The market price of our shares of common stock could fluctuate significantly, and you may not be able to sell your common stock at a favorable price or at all.

         In recent years, the stock market has experienced significant price and volume fluctuations that are often unrelated to the operating performance of specific companies. Wide fluctuations in the trading price or volume of our shares of common stock could be caused by many factors, including factors relating to our company or to investor perception of our company (including changes in financial estimates and recommendations by financial analysts who follow us) but also factors relating to (or relating to investor perception of) the drug development services industry, the pharmaceutical and biotechnology industries or the economy in general.

The sale of a substantial number of our shares of common stock in the public market could adversely affect the market price of our shares, which in turn could negatively impact your investment in us.

         Future sales of substantial amounts of our shares of common stock in the public market (or the perception that such sales may occur) could adversely affect market prices of our common stock prevailing from time to time and could impair our ability to raise capital through future sales of our equity securities.

         Our principal stockholders hold shares of our common stock in which they have a very large unrealized gain, and these stockholders may wish, to the extent they may permissibly do so, to realize some or all of that gain relatively quickly by selling some or all of their shares.

         We also may issue our shares of common stock from time to time as consideration for future acquisitions and investments. If any such acquisition or investment is significant, the number of shares that we may issue may in turn be significant. In addition, we may also grant registration rights covering those shares in connection with any such acquisitions and investments.

We have implemented certain provisions that could make any change in our board of directors or in control of our company more difficult.

         Our certificate of incorporation, our bylaws and Delaware law contain provisions, such as provisions authorizing, without a vote of stockholders, the issuance of one or more series of preferred stock that could make it difficult or expensive for a third party to pursue a tender offer, change in control or takeover attempt that is opposed by our management and board of directors. We also have a staggered board of directors that makes it difficult for stockholders to change the composition of our board of directors in any one year. These anti-takeover provisions could substantially impede the ability of public stockholders to change our management and board of directors.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares by the selling stockholders.

                              SELLING STOCKHOLDERS

         The shares offered pursuant to this prospectus will have been acquired by the selling stockholders upon the exercise of stock options issued under the Inveresk Research Group, Inc. 2002 Stock Option Plan or the Inveresk Research Group, Inc. 2002 Non-Employee Directors Stock Option Plan. The following table shows, in each case as of October 31, 2002:

         - the name of each selling stockholder and his or her position with us;

         - how many shares the selling stockholder owns prior to the offering;

         - how many shares the selling stockholder can resell under this prospectus; and

         - assuming a selling stockholder sells all the shares that can be resold under this prospectus, how many shares the selling stockholder will own after completion of the offering.

         We may amend or supplement this prospectus from time to time in the future to update or change this list of selling stockholders and shares which may be resold.

                                                                      SHARES WHICH
                                                                       MAY BE SOLD            NUMBER OF           PERCENTAGE OF
                                           SHARES OWNED PRIOR TO       UNDER THIS            SHARES OWNED         SHARES OWNED
    SELLING STOCKHOLDER                         OFFERING(1)            PROSPECTUS            AFTER OFFERING      AFTER OFFERING(2)
    -------------------                    ---------------------       ----------            --------------      -----------------
    Walter S. Nimmo                            1,868,019                112,153                1,755,866                4.6%
         Chief Executive
         Officer, President and
         Director

    D.J. Paul E. Cowan                           268,809                268,809                        0                  *
         Chief Financial
         Officer, Treasurer and
         Secretary

    Michael F. Ankcorn                           280,545                280,545                        0                  *
         Group Executive Vice
         President

    Alastair S. McEwan                           313,245                147,582                  165,663                  *
         Group Executive Vice
         President

    Nicholas J. Thornton                         313,245                 11,738                  301,507                  *
         Group Executive Vice
         President

    Brian Bathgate                               265,802                100,139                  165,663                  *
         Group Executive Vice
         President

    Roland Boyd                                   20,000                 20,000                        0                  *
         Group Financial
         Controller

    Ian P. Sword                                 816,710                 11,099                  805,611                2.1
         Chairman of the Board
         of Directors

    John T. Henderson                              7,500                  7,500                        0                  *
         Director

    S. Louise McCrary                              7,500                  7,500                        0                  *
         Director


--------
(1) Includes all the shares the selling stockholder is entitled to acquire under the stock options held by the selling stockholder as of the date of this prospectus.

(2) Calculated on a fully diluted basis, based on the number of shares issued and outstanding on October 31, 2002 plus the number of shares issuable upon exercise of all outstanding stock options.

* Less than one percent.

                              PLAN OF DISTRIBUTION

         The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders and their respective pledgees, donees, transferees or other successors in interest with respect to those shares.

         The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Their sales may be made at prices based on the prices at which our shares are traded on The Nasdaq Stock Market. The selling stockholders also may sell their shares in negotiated transactions, including pursuant to one or more of the following methods:

         - purchases by a broker-dealer as principal and resale by that broker-dealer for its own account pursuant to this prospectus;

         - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; and

         -        in privately negotiated transactions.

         In connection with distributions of the shares or otherwise, the selling stockholders may:

         - enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;

         - sell the shares short and redeliver the shares to close out such short positions;

         - enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares offered by this prospectus, which they may in turn resell; or

         - pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.

         Some of the preceding actions may not be available to the selling stockholders to the extent they remain our directors or executive officers.

         In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

         In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders, in amounts to be negotiated immediately prior to the sale.

         In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers and any other participating broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Any profits realized by the selling stockholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions.

         In order to comply with the securities laws of certain states, the shares must be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and his affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

         At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth:

         -        the number of shares being offered;

         - the terms of the offering, including the name of any underwriter, dealer or agent;

         -        the purchase price paid by any underwriter;

         -        any discount, commission and other underwriter compensation;

         - any discount, commission or concession allowed or reallowed or paid to any dealer; and

         -        the proposed selling price to the public.

         We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act.

         We intend to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) the time when all of the shares covered by this prospectus have been disposed of pursuant to the registration statement or (ii) the time when any remaining shares may be sold without further restriction or limitation under Rule 144 of the Securities Act.

         Under the rules of the Securities and Exchange Commission, the volume of securities permitted to be sold by any selling stockholder pursuant to this prospectus during any three-month period will be limited until at least June 27, 2003.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form S-8 with the Securities and Exchange Commission with respect to the common stock being offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. You should refer to the registration statement, including its exhibits for further information with respect to us and our common stock. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, where the contract is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit. In addition, we are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other materials with the Securities and Exchange Commission. Copies of the registration statement, including the related exhibits, as well as the reports, proxy statements and other materials filed by us are available for examination without charge at the Public Reference Room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, or at the Commission's Midwest Regional Office at 175 West Jackson Boulevard, Suite 900, Chicago IL, 60604 or the Northeast Regional Office at 233 Broadway, New York, NY 10279 or on the website of the Securities and Exchange Commission at http://www.sec.gov. Copies of all or a portion of the registration statement and our other filings can be obtained from the Public Reference Room of the Securities and Exchange Commission upon payment of prescribed fees, and materials on the operation of the Public Reference Room may be obtained by calling the Commission at (800) SEC-0330.

                      INFORMATION INCORPORATED BY REFERENCE

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents that we have previously filed with the Securities and Exchange Commission or documents that we will file with the Securities and Exchange Commission in the future. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supercede this information. This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. The documents we incorporate by reference are:

         (a) Our prospectus filed with the Commission on June 28, 2002 pursuant to Rule 424(b) under the Securities Act of 1933.

         (b) The description of our common stock contained in the our registration statement on Form 8-A (Commission File No. 000-49765), initially filed with the Commission on April 29, 2002 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

         (c) Our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2002.

         (d) Our current report on Form 8-K, dated July 29, 2002, including our press release announcing our earnings information for the period ended June 30, 2002.

         (e) Our current report on Form 8-K, dated July 31, 2002, relating to changes in our certifying accountant.

         (f) Our amended current report on Form 8-K, dated July 31, 2002, relating to changes in our certifying accountant.

         (g) Our current report on Form 8-K, dated October 28, 2002, including our press release announcing our earnings information for the period ended September 30, 2002.

         (h) Our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2002.

         We also incorporate by reference all documents we file in the future, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement or this prospectus to the extent that a statement contained herein, in a prospectus supplement or in any other document subsequently filed with the Securities and Exchange Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

         You may request a copy of these filings that we incorporate by reference, at no cost, by writing or telephoning us at the following address:
Inveresk Research Group, Inc., 11000 Weston Parkway, Suite 100, Cary, North Carolina 27513. Our telephone number at that address is (919) 460-9005.

         Certain of the documents described above as incorporated by reference into this prospectus contain, or themselves will incorporate by reference, our audited financial statements and the related audit report of our former independent accountants, the U.K. member firm ("AAUK") of Andersen Worldwide, an affiliate of Arthur Andersen LLP. We replaced AAUK as our independent accountants in July 2002. Under normal circumstances, we would be required pursuant to Section 7 of the Securities Act of 1933 to include in the registration statement of which this prospectus forms a part, the written consent of AAUK to our naming it as having certified our audited financial statements. In this case, we have not obtained that written consent and have been unable to do so after reasonable efforts. Accordingly, pursuant to Rule 437a under the Securities Act, we have dispensed with the requirement to file the consent of AAUK.

         Because the consent of AAUK is not being filed, investors who purchase shares covered by this prospectus may have more limited rights then they would have had if the consent had been provided, because they will not be able to sue AAUK or any other affiliate of Arthur Andersen under Section 11(a) of the Securities Act. That Section provides among other things that, subject to certain limitations, investors who purchase shares pursuant to a registration statement can bring a lawsuit in respect of material misstatements or omissions in the financial statements contained in the registration statement, against the accountants named in the registration statement as having certified those financial statements, but only if the written consent of the accountants to being named in that way is included in the registration statement.

         Even though the rights of investors to bring claims against AAUK will be limited in this way, under certain circumstances the other persons potentially subject to liability under Section 11(a) of the Securities Act, including the Company's officers and directors, may be entitled to rely on AAUK's audit reports as being made by an expert for purposes of establishing a "due diligence" defense under Section 11(b) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         We incorporate by reference into this registration statement the following documents which we previously filed with the Securities and Exchange
Commission:

         (a) Our prospectus filed with the Commission on June 28, 2002 pursuant to Rule 424(b)(4) under the Securities Act of 1933.

         (b) The description of our common stock contained in our registration statement on Form 8-A (Commission File No. 000-49765), initially filed with the Commission on April 29, 2002 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating such description.

         (c) Our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2002.

         (d) Our current report on Form 8-K, dated July 29, 2002, including our press release announcing our earnings information for the period ended June 30, 2002.

         (e) Our current report on Form 8-K, dated July 31, 2002, relating to changes in our certifying accountant.

         (f) Our amended current report on Form 8-K, dated July 31, 2002, relating to changes in our certifying accountant.

         (g) Our current report on Form 8-K, dated October 28, 2002, including our press release announcing our earnings information for the period ended September 30, 2002.

         (h) Our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2002.

         All documents that we file in accordance with Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered by this registration statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and will be a part hereof from the date of filing of such documents. If any document that we file changes anything said in this registration statement or in an earlier document that is incorporated into this registration statement, the later document will modify or supersede what is said in this registration statement or the earlier document.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.


Item 5.  Interests of Named Experts and COUNSEL

         Not applicable.


Item 6.  Indemnification of Directors and Officers

         Our Amended and Restated Certificate of Incorporation and By-laws require us to indemnify our directors and officers from and against any and all expenses, liabilities or other matters referred to in or covered by Section 145 of the Delaware General Corporation Law, to the fullest extent permitted by such law.

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is, or is threatened to be made a party to any threatened, pending or completed suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action.

         A corporation may indemnify against expenses (including attorneys' fees) and, except for an action by or in the name of the corporation, against judgments, fines and amounts paid in settlement as part of such suit or proceeding. This applies only if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. In addition, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

         In the case of an action by or in the name of the corporation, no indemnification of expenses may be made for any claim, as to which the person has been found to be liable to the corporation. The exception is if the court in which such action was brought determines that the person is reasonably entitled to indemnity for expenses.

         Section 145 of the Delaware General Corporation Law further provides that if a director, officer, employee or agent of the corporation has been successful in the defense of any suit, claim or proceeding described above, he or she will be indemnified for expenses (including attorneys' fees) actually and reasonably incurred by him or her.

         The indemnification provided for by Section 145 of the Delaware General Corporation Law shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders, vote of disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons.

         We also maintain directors and officers liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


ITEM 8.  EXHIBITS

         The following documents are filed with or incorporated by reference in this registration statement:

Exhibit No.                Description
-----------                -----------
4.1                        Form of Common Stock Certificates (incorporated by
                           reference to Exhibit 4.1 of our registration
                           statement on Form S-1 (Commission File No.
                           333-83536).

4.2                        Inveresk Research Group, Inc. 2002 Stock Option Plan
                           (incorporated by reference to Exhibit 10.16 of our registration statement on Form S-1 (Commission File
                           No. 333-83536)).

4.3                        Inveresk Research Group, Inc. 2002 Non-Employee Stock
                           Option Plan (incorporated by reference to Exhibit
                           10.15 of our registration statement on Form S-1
                           (Commission File No. 333-83536)).

5.1                        Opinion of Clifford Chance US LLP.*

23.1                       Consent of Ernst & Young LLP.

23.2                       Consent of Clifford Chance US LLP (included in
                           Exhibit 5.1).*

24.1                       Power of Attorney.*


--------
*        Previously filed

ITEM 9.  UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for a filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cary, State of North Carolina, on November 7, 2002.

                                        INVERESK RESEARCH GROUP, INC.

                                        By:  /s/ Walter S. Nimmo
                                             ----------------------------------
                                             Walter S. Nimmo
                                             President, Chief Executive Officer
                                             and Director

          NAME AND SIGNATURE                                     TITLE                             DATE
          ------------------                                     -----                             ----
       /s/ Walter S. Nimmo               President, Chief Executive Officer and Director        November 7, 2002
------------------------------------     (Principal Executive Officer)
            Walter S. Nimmo

       /s/ Paul Cowan                    Chief Financial Officer (Principal Financial Officer   November 7, 2002
------------------------------------     and Principal Accounting Officer)
              Paul Cowan

                  *                      Chairman of the Board of Directors                     November 7, 2002
------------------------------------
             Ian P. Sword

                  *                      Vice Chairman of the Board of Directors                November 7, 2002
------------------------------------
             John Urquhart

                  *                      Director                                               November 7, 2002
------------------------------------
           John T. Henderson

                  *                      Director                                               November 7, 2002
------------------------------------
           S. Louise McCrary

*By    /s/ Walter S. Nimmo                                                                      November 7, 2002
    --------------------------------
            Walter S. Nimmo
           Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit No.                Description
-----------                -----------
4.1                        Form of Common Stock Certificates (incorporated by
                           reference to Exhibit 4.1 of our registration
                           statement on Form S-1 (Commission File No.
                           333-83536).

4.2                        Inveresk Research Group, Inc. 2002 Stock Option Plan
                           (incorporated by reference to Exhibit 10.16 of our registration statement on Form S-1 (Commission File
                           No. 333-83536)).

4.3                        Inveresk Research Group, Inc. 2002 Non-Employee Stock
                           Option Plan (incorporated by reference to Exhibit
                           10.15 of our registration statement on Form S-1
                           (Commission File No. 333-83536)).

5.1                        Opinion of Clifford Chance US LLP.*

23.1                       Consent of Ernst & Young LLP.

23.2                       Consent of Clifford Chance US LLP (included in
                           Exhibit 5.1).*

24.1                       Power of Attorney.*


--------
*        Previously filed